EXHIBIT 10.2
UNITED DOMINION REALTY TRUST, INC.
RESTRICTED STOCK AWARD AGREEMENT

Grantee:	Mark M. Culwell, Jr.

Number of Shares:	7,418

Date of Grant:	June 23, 2006

Value as of Grant Date:	$26.96 per share
1. Grant of Shares. United Dominion Realty Trust, Inc. (the “Company”) hereby grants to the Grantee named above (the “Grantee”), as additional compensation for services to be rendered, and subject to the restrictions and the other terms and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”), the number of shares indicated above of the Company’s $0.01 par value common stock (the “Shares”).
2. Vesting of Restricted Stock. Unless the exercisability of this Agreement is accelerated in accordance with Section 5 of this Agreement, 100% of the Shares subject to this Agreement shall vest (become exercisable) under the following terms: 1/4 of the Shares shall vest on June 12, 2007; 1/4 of the Shares shall vest on June 12, 2008; 1/4 of the Shares shall vest on June 12, 2009; and the remaining 1/4 of the Shares shall vest on June 12, 2010.
3. Restrictions.
     (a) The Shares are subject to each of the following restrictions. “Restricted Shares” means those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If the Grantee’s employment with the Company or any Parent or Subsidiary terminates for any reason other than as set forth in paragraph (a) or (b) of Section 4 hereof, then the Grantee shall forfeit all of the Grantee’s right, title and interest in and to the Restricted Shares as of the date of employment termination and such Restricted Shares shall be re-conveyed to the Company without further consideration or any act or action by the Grantee. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Grantee transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Grantee’s employer from the Company or any Parent or Subsidiary.

     (b) The restrictions imposed under this Section 3 shall apply to all shares of the Company’s stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, re-capitalization, stock dividend or other change in corporate structure affecting the common stock of the Company.
4. Expiration and Termination of Restrictions. The restrictions imposed under Section 3 will expire on the earliest to occur of the following:
     (a) On the date of termination of the Grantee’s employment with the Company or any Parent or Subsidiary because of his or her death or Disability; or
     (b) On the date specified by the Committee in the event of an acceleration of vesting under Section 5 of this Agreement (including, without limitation, upon the occurrence of a Change in Control).
5. Acceleration Provisions.
          (a) Upon the Grantee’s death or Disability during his employment or service as a director or consultant, all restrictions on the Award shall lapse.
          (b) Upon the Grantee’s Retirement, all restrictions on the Award shall lapse.
          (c) Upon the occurrence of a Change of Control, all restrictions on the Award shall lapse.
          (d) In the event of the occurrence of any circumstance, transaction or event not constituting a Change of Control but which the Board deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all restrictions on the Award to have lapsed as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.
          (e) Regardless of whether an event has occurred as described in clauses (c) and (d) above, the Committee may in its sole discretion at any time determine that all or part of the restrictions on all or a portion of the Award shall lapse as of such date as the Committee may, in its sole discretion, declare.
          (f) If an Award is accelerated under clause (c) or (d) above, the Committee may, in its sole discretion, provide (i) that the Award will be settled in cash rather than Stock, (ii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iii) any combination of the foregoing.
6. Delivery of Shares. The Shares will be registered in the name of the Grantee as Restricted Stock and may be held by the Company prior to the lapse of the restrictions thereon as provided in Section 4 hereof (the “Restricted Period”). Any certificate for Shares issued during the Restricted Period shall be registered in the name of the Grantee and shall bear a legend in substantially the following form:
THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN A RESTRICTED STOCK AWARD AGREEMENT DATED JUNE 23, 2006 BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED HEREBY AND UNITED DOMINION REALTY TRUST, INC. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF UNITED DOMINION REALTY TRUST, INC.
     If requested, the Grantee shall deposit with the Company, a stock power, or powers, executed in blank and sufficient to re-convey the Restricted Shares to the Company upon termination of the Grantee’s employment during the Restricted Period, in accordance with the provisions of this Agreement. Stock certificates shall be delivered to the Grantee as soon as practicable after the lapse of the restrictions on the Shares, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.
7. Voting and Dividend Rights. The Grantee, as beneficial owner of the Shares, shall have full voting rights with respect to the Shares and shall receive dividends on the Shares during the Restricted Period. Dividends on the Shares are not eligible for participation in the Company’s Dividend Reinvestment Plan during the Restricted Period.
8. Restrictions on Transfer and Pledge. The Restricted Shares may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Grantee to any other party other than the Company or a Parent or Subsidiary. The Restricted Shares are not assignable or transferable by the Grantee other than by will or the laws of descent and distribution.
9. Changes in Capital Structure. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to this Agreement shall be increased proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, re-capitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to this Agreement the number and class of shares into which each outstanding share of Stock shall be so exchanged, or there shall be made such other equitable adjustment as the Committee shall approve.

10. Stop Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
11. Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.
12. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate the Grantee’s employment at any time, nor confer upon the Grantee any right to continue in the employ of the Company or any Parent or Subsidiary.
13. Payment of Taxes.
     (a) The Grantee upon issuance of the Shares hereunder, shall be authorized to make an election to be taxed upon such award under Section 83(b) of the Code. To effect such election, the Grantee must file an appropriate election with the Internal Revenue Service within thirty (30) days after award of the Shares and otherwise in accordance with applicable Treasury Regulations.
     (b) The Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in the Grantee’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. In satisfaction of such tax obligation, the Grantee authorizes the Company, upon the exercise of the Company’s sole discretion, to withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the Grantee’s minimum tax withholding obligation. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.
14. Grantee’s Covenant. The Grantee hereby agrees to use his best efforts to provide services to the Company in a workmanlike manner and to promote the Company’s interests.
15. Amendment. The Committee may amend, modify or terminate this Agreement without approval of the Grantee; provided, however, that such amendment, modification or termination shall not, without the Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

16. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement.
17. Severability. If anyone or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
18. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:
United Dominion Realty Trust, Inc.
1745 Shea Center Dr., Suite 200
Highlands Ranch, Colorado 80129
Attn: Corporate Secretary
or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.
19. Dispute Resolution. The provisions of this Section 19 shall be the exclusive means of resolving disputes arising out of or relating to this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Colorado) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 19 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
20. Administration. This Agreement shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. During any time that the Board is acting as administrator of this Agreement, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee shall include the Board. The Committee’s interpretation of this Agreement and all decisions and determinations by the Committee with respect to this Agreement are final, binding, and conclusive on all parties.
21. Definitions.
     (a) “Award” means any Restricted Stock Award, Performance Unit Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Grantee under the Agreement.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Change of Control” means and includes each of the following:
               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
               (ii) the transfer or sale of all or substantially all of the assets of the Company other than to an affiliate or Subsidiary of the Company;
               (iii) the liquidation of the Company; or
               (iv) the acquisition by any person, or by a group of persons acting in concert, of more than fifty percent (50%) of the outstanding voting securities of the Company, which results in the resignation or addition of fifty percent (50%) or more independent members of the Board.
     (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     (e) “Committee” means the Compensation Committee of the Board.
     (f) “Disability” shall mean any illness or other physical or mental condition of a Grantee that renders the Grantee incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Grantee’s condition.
     (g) “Fair Market Value”, on any date, means the closing sales price on the New York Stock Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.
     (h) “Parent” means a corporation that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

     (i) “Retirement” means a Grantee’s termination of employment with the Company, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by such company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.
     (j) “Stock” means the $0.01 par value common stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Section 9 of the Agreement.
     (k) “Subsidiary” means any corporation, limited liability company, partnership or other entity that is directly, or indirectly through one or more intermediaries, controlled by or under common control with the Company.
     (l) “1933 Act” means the Securities Act of 1933, as amended from time to time.
     (m) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
     IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement and agree that the Shares are to be governed by the terms and conditions of this Agreement.

UNITED DOMINION REALTY TRUST, INC.
By:	/s/ Thomas W. Toomey
	Name:	Thomas W. Toomey
	Title:	Chief Executive Officer & President

The Grantee acknowledges receipt of a copy of this Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all of the terms and provisions hereof. The Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Agreement shall be resolved in accordance with Section 19 of this Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Agreement.

GRANTEE:
/s/ Mark M. Culwell, Jr.
Mark M. Culwell, Jr.